EXHIBIT 10.2

SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) to the Amended and Restated Employment Agreement (the “Employment Agreement”) dated October 20, 2003, as amended on December 16, 2008, by and between GARY PRUITT (the “Employee”) and THE McCLATCHY COMPANY, a Delaware corporation (the “Company”), is itself by and between the Company and the Employee, and is dated February 4, 2009.

W I T N E S S E T H:

WHEREAS, the Company employs the Employee in the capacity of its President and Chief Executive Officer pursuant to the terms of the Employment Agreement; and

WHEREAS, the Company and the Employee wish to amend the Employment Agreement to reflect the freezing of The McClatchy Company Supplemental Executive Retirement Plan.

NOW, THEREFORE, the parties agree to amend the Employment Agreement as follows:

1. Section 4(b) of the Employment Agreement entitled “SERP” is hereby amended to read in its entirety as follows:

“(b) SERP.  The Employee shall be entitled to receive a supplemental pension benefit from the Company, in addition to any benefit to which he becomes entitled under The McClatchy Company Retirement Plan, calculated in accordance with the provisions of The McClatchy Company Supplemental Executive Retirement Plan, as in existence on January 1, 2009 (a copy of which is attached hereto as Exhibit A) (the “SERP”), with the modifications next described; provided, additionally, that the benefit provided under this Section 4(b) shall cease to accrue effective as of February 4, 2009, such that no compensation paid or service rendered after February 4, 2009 shall be taken into account in determining Executive’s supplemental pension benefit hereunder.

(i) The percentage applied to the Employee’s average monthly earnings and years of benefit service to determine the basic formula amount (currently under Section 4.2 of the SERP) shall be 2% instead of the 1.5% set forth in the SERP, with a benefit service maximum of thirty years.

(ii) Age 60 shall be treated as Employee’s Normal Retirement Age (as defined in the SERP), such that, in applying Article 4 of the SERP to determine the benefit payable under this Agreement, the Employee’s Basic Formula Amount shall not be reduced for payments commencing on or after attainment of age 57 and the early retirement factors shall be determined using age 60 as the Normal Retirement Age.

Otherwise, the benefit payable under this Agreement shall be determined employing the offset methodology and all other terms and conditions as described under the SERP.  As such, the benefit payable shall be paid in the same form and at the same time as the benefit payable under the SERP, and, pursuant to Section 1(j) hereof, the Company’s obligation to pay the Employee the benefit described in this Section 4(b) shall survive the Employee’s termination of employment from the Company.  However, the benefit obligation of this Section 4(b) shall be an unfunded and usecured obligation of the Company, as to which the Employee shall have no rights other than those of a general creditor of the Company.  The benefit payable under this Section 4(b) shall be in complete satisfaction of the benefit otherwise payable under the SERP.

For the avoidance of doubt, the benefit described in this Section 4(b) shall continue to be calculated using the methodology under the SERP as in effect as of January 1, 2009 and the modifications described above in this Section 4(b), notwithstanding the freezing of benefit accruals under the SERP effective as of February 4, 2009.”

2. Except as expressly provided herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and shall be binding on the parties hereto.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first above written.

EMPLOYEE:

By:__/s/Gary Pruitt____________
Gary Pruitt

THE MCCLATCHY COMPANY:

By:__/s/Karole Morgan-Prager__

 Name:   Karole Morgan-Prager
Title:	VP, General Counsel & Corporate Secretary